UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 08, 2022

Clearside Biomedical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37783	45-2437375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Point Parkway Suite 200
Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 678 270-3631

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2022 (the “Closing Date”), Clearside Biomedical, Inc. (the “Company”), through its wholly-owned subsidiary Clearside Royalty LLC, a Delaware limited liability company (“Royalty Sub”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with entities managed by Healthcare Royalty Management, LLC (collectively, “HCR”).Clearside intends to use the proceeds from the agreement to support ongoing clinical development of its pipeline, including CLS-AX (axitinib injectable suspension) administered by suprachoroidal injection via Clearside’s SCS Microinjector®.

Pursuant to the Purchase and Sale Agreement, Royalty Sub sold to HCR certain of its rights to receive royalty and milestone payments arising in respect of amounts due and payable to Royalty Sub, from and after July 1, 2022, until such time certain return thresholds are met as described below, under (a) that certain License Agreement, dated March 10, 2020, by and between the Company, Arctic Vision (Hong Kong) Limited and the other parties thereto, as amended from time to time and as assigned by the Company to Royalty Sub on the Closing Date; (b) that certain License Agreement, made as of October 22, 2019, by and between the Company and Bausch Health Ireland Limited, as amended from time to time and as assigned by the Company to Royalty Sub on the Closing Date; (c) that certain License Agreement, effective as of July 3, 2019, by and between the Company and Aura Biosciences, Inc., as amended from time to time and as assigned by the Company to Royalty Sub on the Closing Date; (d) that certain Option and License Agreement, dated as of August 29, 2019, by and between REGENXBIO Inc. and the Company, as amended from time to time and as assigned by the Company to Royalty Sub on the Closing Date; and (e) any and all out-license agreements following the Closing Date for, or related to XIPERE® (triamcinolone acetonide injectable suspension) for suprachoroidal use or the SCS Microinjector technology (to be used in connection with compounds or products of any Third parties) delivered, in whole or in part, by means of the SCS Microinjector technology), excluding, for the avoidance of doubt, any in-licensed or internally developed therapies following the Closing Date (collectively, the “Royalties”) in exchange for up to $65 million in cash.

Under the terms of the Purchase and Sale Agreement, Royalty Sub will receive an initial payment of $32.5 million, less certain expenses, within 15 business days of the Closing Date. An additional $12.5 million will be deposited in an escrow account to be released to Royalty Sub upon attainment of a pre-specified XIPERE sales milestone achieved no later than March 31, 2024. The terms of the Purchase and Sale Agreement also provide for an additional milestone payment of $20 million to Royalty Sub upon attainment of a second pre-specified 2024 sales milestone for XIPERE.

The terms of the Purchase and Sale Agreement also include a conditional escrow provision that, if triggered by certain post-close conditions, requires the Company to deposit an additional $5 million in an escrow account (the “Additional Escrow Amount”). Release of the Additional Escrow Amount to the Company is subject to satisfaction of certain post-close conditions set forth in the Purchase and Sale Agreement and other Transaction Documents (as defined in the Purchase and Sale Agreement). The Additional Escrow Amount may be released to HCR under certain circumstances.

The Purchase and Sale Agreement will automatically expire, and the payment of Royalties from the Royalty Sub to HCR will cease, when HCR has received payments of the Royalties equal to 2.5 times the aggregate amount of payments made by HCR under the agreement (the “2024 Threshold”) if the 2024 Threshold is achieved on or prior to December 31, 2024. If the 2024 Threshold is not achieved on or prior to December 31, 2024, the Purchase and Sale Agreement will automatically expire, and the payment of Royalties from the Royalty Sub to HCR will cease, when HCR has received payments of the Royalties equal to 3.4 times the aggregate amount of payments made by HCR under the agreement. After the Purchase and Sale Agreement expires, all rights to receive the Royalties return to Royalty Sub. The Purchase and Sale Agreement grants HCR the right to receive certain reports and other information relating to the Royalties and contains various representations and warranties, covenants, indemnification obligations and other provisions that are customary for a transaction of this nature.

On the Closing Date, the Company entered into (i) a Contribution and Servicing Agreement and (ii) a Pledge and Security Agreement. The Contribution and Servicing Agreement contains various representations and warranties, covenants, indemnification obligations and other provisions related to the contribution of the Royalties and certain related assets to Royalty Sub and the Company’s maintenance and servicing obligations with respect to the Royalties and such assets. The Pledge and Security agreement contains various representations, warranties and covenants, and includes a limited recourse guaranty of Royalty Sub’s obligations under the Purchase and Sale Agreement which is secured by the pledge in favor of HCR all of the capital stock of Royalty Sub. HCR is entitled to foreclose on the capital stock of Royalty Sub following the occurrence of certain remedies events, including, without limitation, a change of control or bankruptcy of the Company or the failure of the Company to perform its obligations under the Contribution and Servicing Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

Item 7.01 Regulation FD Disclosure.

On August 8, 2022, the Company issued a press release announcing the transaction with Healthcare Royalty. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 8, 2022
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Forward-looking statements include, without limitation, statements related to the Company’s intended use of the proceeds from the Agreement with HealthCare Royalty. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs. Actual events or results may differ materially from those expressed or implied by any forward-looking statements contained herein, including, without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2022, and in subsequent filings the Company makes with the SEC from time to time. The Company undertakes no obligation to update the information contained in this Current Report on Form 8-K to reflect new events or circumstances, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 8, 2022	CLEARSIDE BIOMEDICAL, INC.

	By:	/s/ Charles A. Deignan
	Name:	Charles A. Deignan
	Title:	Chief Financial Officer